EXHIBIT 2.3
                                     ___________

               Articles of Merger of Southern Security Bank Corporation into Southern Security Financial Corporation (under Florida Law)

                                  ARTICLES OF MERGER

                                          OF

                          SOUTHERN SECURITY BANK CORPORATION
                               (a Florida corporation)

                                         into

                       SOUTHERN SECURITY FINANCIAL CORPORATION
                               (a Delaware corporation)


                    Pursuant to the provisions of Sections 607.1105 and 607.1107, Florida Statutes, these Articles of Merger provide that:

                    1. SOUTHERN SECURITY BANK CORPORATION, a Florida corporation ("SSBC"), shall be merged with and into SOUTHERN SECURITY FINANCIAL CORPORATION, a Delaware corporation ("SSFC"), which shall be the surviving corporation.

                    2.   The merger shall become effective at 3:00 p.m. on
          filing   , 1997 (the "Effective Date").
          _________

                    3. The Agreement and Plan of Merger dated as of October 31, 1997, pursuant to which SSBC shall be merged with and into SSFC was adopted by the shareholders of SSFC on 10/31/97 and adopted by the shareholders of SSBC on 10/31/97.

                    IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the constituent corporations by their authorized officers as of 11/12/97.

                                   SOUTHERN SECURITY FINANCIAL CORPORATION



                                   By s/James Wilson
                                     _____________________________________
                                     James Wilson
                                     President

          THIS INSTRUMENT PREPARED BY:
          Susan K. Baumel, Esq.
          Hodgson, Russ, Andrews, Woods & Goodyear, LLP
          2000 Glades Road, Suite 400
          Boca Raton, Florida  33431
          Telephone (561) 394-0500
          Florida Bar No. 284351


                                   SOUTHERN SECURITY BANK CORPORATION



                                   By s/James L. Wilson
                                     _____________________________________
                                     James L. Wilson
                                     President

          STATE OF FLORIDA    )
                              ) SS
          COUNTY OF PALM BEACH)

                    The foregoing instrument was acknowledged before me this 12th day of November, 1997 by James Wilson, as President of SOUTHERN SECURITY BANK CORPORATION, a Florida corporation, and Southern Security Financial Corporation, a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced ___________________________ as identification and did take an oath.

                                   NOTARY PUBLIC

                                   sign s/Tracey A. Testa

                                   print  Tracey A. Testa
                                        _________________________
                                        State of Florida at Large (Seal)
                                        My Commission Expires: 3/16/01
                                                              ________